UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2018

ZIVARO Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55785	82-0776144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Clematis Street, Suite 217 West Palm Beach, FL	33401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 341-2684

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 19, 2018, ZIVARO Holdings, Inc. (the “Company”) filed an Amended and Restated Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock of ZIVARO Holdings, Inc. (the “Amended and Restated Certificate of Designations”) with the Secretary of State of the State of Delaware, which amended the terms and conditions of the Series A Convertible Preferred Stock of the Company (the “Series A Stock”) as set forth in the Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock of AG Acquisition Group, Inc. (the prior name of the Company), which was filed with the Secretary of State of the State of Delaware on October 18, 2017, as disclosed on the Form 8-K filed by the Company on October 24, 2017.

The Amended and Restated Certificate of Designations amended the rights and preferences of the Series A Stock as follows:

Instead of the 1% monthly dividend (compounded annually) on the Series A Preferred Stock accruing and being payable on the 6 month anniversary of issuance (which the Company could elect to extend to 12 months), the dividend now accrues and is added to the $5.50 original “Stated Value” of the Series A Preferred Stock. Thereafter, this additional “Stated Value” is converted into common stock of the Company when the Series A Stock is so converted. As a result, the conversion ratio of the Series A Preferred Stock has been changed from one share of common stock of the Company per share of Series A Preferred Stock to a number of shares of Common Stock equal to the Stated Value of the Preferred Stock divided by $5.50.

The timing for the automatic conversion of the Series A Preferred Stock has been changed from the Series A Preferred Stock being automatically converted on the effectiveness of a re-sale registration statement under the Securities Act of 1933, as amended, for registration of shares of common stock into which the Series A were convertible, to now being automatic conversion on the earlier to occur of (i) the common stock being listed for trading on the NASDAQ stock market and (ii) a minimum of $100,000 of daily dollar trading volume for the common stock on the over-the-counter markets for a consecutive 5 trading day period.

The information set forth above is qualified in its entirety by reference to the actual terms of the Amended and Restated Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock of ZIVARO Holdings, Inc., attached hereto as Exhibit 3.1 and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Designations of Preferences and Rights of Series A Convertible Preferred Stock of ZIVARO Holdings, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIVARO Holdings, Inc.

Date: March 20, 2018	By:	/s/ Laura Anthony
	Name:	Laura Anthony
	Title:	Chief Financial Officer

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